FILED
                                                             SEP 15 1998

                                                       James A. DiElauterio, Jr.
                                                            State Treasurer

                                     [LOGO]
                            Arc Communications, Inc.
                                 www.arcomm.com




          CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                            BY THE BOARD OF DIRECTORS
                                       OF
                             ARC COMMUNICATIONS INC.


To:   Secretary of State
      State of New Jersey


     THE UNDERSIGNED, for the purpose of amending the original Certificate of Incorporation, as amended, of the above-named Corporation, does hereby adopt the following Certificate of Amendment, pursuant to the provisions of Section 14A:9-2(2), and Section 14A:7-2(4), Corporations, General of the New Jersey Statutes.

1.   The name of the Corporation is ARC COMMUNICATIONS INC.

2. A copy of the resolution of the Board of Directors authorizing this amendment is attached hereto. Said resolution of the Board of Directors was adopted on the date set forth on the attached resolution.

3. Article Third of the Certificate of Incorporation is hereby amended to add the provisions of Exhibit A annexed to the attached resolution of the Board of Directors of the Corporation.


Dated this 1 day of September, 1998.


ARC COMMUNICATIONS INC.


By: /s/ STEVEN H. MEYER
    --------------------------------
    Steven H. Meyer, President/CEO